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                                                                    EXHIBIT 21.1

               SUBSIDIARIES OF SUMMIT PROPERTIES PARTNERSHIP, L.P.

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NAME OF SUBSIDIARY                                    STATE OF ORGANIZATION
------------------                                    ---------------------
Summit Management Company                                   Maryland
Summit Apartment Builders, Inc.                              Florida
Home Ownership Made Easy, LLC                               Delaware
Stony Point/Summit, LLC                                  North Carolina
Summit/Belmont Limited Partnership                          Virginia
Henderson/McGuire Partners (Limited Partnership)            Delaware
McGregor/McGuire, LLC                                    North Carolina
Sand Lake Joint Venture                                      Florida
Portofino Place, Ltd.                                        Florida
Foxcroft East Associates                                 North Carolina
Summit Stonefield, LLC                                    Pennsylvania
Summit Southwest, L.P.                                      Delaware
Summit Valley Brook, LLC                                    Delaware
Summit Shiloh, LLC                                           Georgia
Summit Sweetwater, LLC                                       Georgia
Summit Grandview, LLC                                    North Carolina
Summit Grand Parc, LLC                                      Delaware
Summit Roosevelt, LLC                                       Delaware
PAPEC Silo Creek, LLC                                       Delaware
Summit Brickellview, LLC                                    Delaware
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